Memorandum of Understanding

This Memorandum of Understanding describes the collaboration between Wintegra Ltd. and PMC-Sierra, Inc. on the design of an 8 port T1/E1 development kit that enables evaluation of the PM4358 COMET OCTAL device with the WinPath2 Development System. The 8 port T1/E1 development board which has been designed by PMC-Sierra is known as the ORBIT Daughter Board.

The following section outlines the key terms of the agreement between PMC-Sierra, Inc and Wintegra, Ltd.:

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PMC-Sierra will provide to Wintegra documents and design files suitable to allow Wintegra to build the ORBIT Daughter Board and to make modifications to the board or CPLD programming. The documents design files will include schematics, PCB layout file, BOM assembly notes and user’s guide.

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PMC-Sierra retains ownership of the ORBIT Daughter Board but grants Wintegra a non-transferable, exclusive, royalty free license to produce the board and sell to Wintegra customers. Wintegra may provide the schematics and layout as a reference design to customers intending to use the COMET OCTAL. PMC-Sierra will not sell the ORBIT Daughter Board, a separate card will be used for development purposes & to support PMC-Sierra customers.

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The right to sell or produce ORBIT Daughter Boards does not transfer to customers of PMC or Wintegra. Customers are granted the right to use the hardware, schematics and layout strictly for their own internal reference.

•	Wintegra will buy COMET OCTAL devices from an authorized distributor of PMC-Sierra.
•	Neither PMC-Sierra nor Wintegra will represent that the ORBIT boards supplied by one company are compatible with the boards supplied by the other company.
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This Memorandum of Understanding may be terminated at any time with 120 days written notice to the other Party. Upon termination by either party, Wintegra will return all information to PMC-Sierra and will no longer sell or promote the ORBIT boards.

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In the unlikely event this agreement is terminated and Wintegra wishes to continue using the ORBIT daughter card, PMC-Sierra and Wintegra will in good faith negotiate a royalty free license in a timely manner.

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The parties hereto are independent contractors. Neither party has any express or implied right or authority to assume or create any obligations on behalf of the other or to bind the other to any contract, agreement or undertaking with any third party. Nothing in this Agreement will be construed to create a partnership, joint venture, employment or agency between the parties. IN NO EVENT WILL PMC HAVE ANY LIABILITY TO LICENSEE/BUYER OR ANY OTHER THIRD PARTY, FOR ANY LOST PROFITS, LOST DATA, LOSS OF USE OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THS AGREEMENT, UNDER ANY CAUSE OF ACTION OR THEORY OF LIABILITY, AND IRRESPECTIVE OF WHETHER PMC HAS ADVANCE NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS WILL APPLY NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

Signed,

/s/ illegible (name)	/s/ illegible (name)
VP & GM (title)	VP, CTO (title)
PMC-Sierra, Inc.	Wintegra, Ltd.

May 19th 2006 (date)	May 18, 2006 (date)